Exhibit 23.2


                        Consent of Independent Auditors


We consent to the incorporation by reference of our report dated April 15, 1997, except for note 6, as to which the date is July 1, 1997, with respect to the financial statements of Legacy Homes, Ltd. incorporated by reference in the Registration Statement (Form S-8) pertaining to the Monterey Homes Corporation Stock Option Plan of Monterey Homes Corporation included in its Form 8-K/A dated September 12, 1997, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Dallas, Texas
October 10, 1997